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                             Munder @Vantage Fund

                   Offering of Shares of Beneficial Interest

                          SOLICITING DEALER AGREEMENT

  THE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, OCTOBER 12, 2000.(1)

To Securities Dealers and Brokers:

     Munder @Vantage Fund (the "Trust") is making a public offering of shares (the "Shares") of beneficial interest, par value $0.001 per Share, of the Trust upon the terms and subject to the conditions set forth in the Trust's Prospectus (the "Prospectus") (the "Offering"). The Offering Price will be $25. The subscription period (the "Subscription Period") is expected to commence on September 11, 2000 and end on the Expiration Date. (With respect to the Offering, the term "Expiration Date" means 5:00 p.m., New York time, on October 12, 2000, unless and until the Trust and Distributor shall agree to shorten or extend the period for which the Offering is open, in which event the term "Expiration Date" with respect to the Offering will mean the latest time and date on which the Offering, as so shortened or extended, will expire). No offers of Shares will be made and no orders will be accepted until the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC") has been declared effective by the SEC.

     For the duration of the Offering, the Trust has agreed that any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the purchase of Shares in the Offering and who complies with the procedures described below (a "Soliciting Dealer") shall be entitled to receive a Sales Load with respect to such purchases. This Agreement relates to offers and sales of Shares by the Soliciting Dealer only during the Subscription Period and does not relate to offers and sales that may be made during any subsequent continuous offering of Shares. Upon timely delivery to the Trust's transfer agent for the Offering of payment for Shares purchased in the Offering in accordance with the requirements of this Agreement and properly completed and executed documentation as set forth in this Soliciting Dealer Agreement and after approval of the purchase order by the Distributor, a Soliciting Dealer will be entitled to receive a Sales Load equal to $1.00 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing less than $500,000 worth of Shares, $0.50 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing $500,000 or more but less than $1,000,000 worth of Shares and $0.25 per Share for each Share issued pursuant to the sale of Shares where the purchaser is purchasing $1,000,000 or more worth of Shares; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received by the Trust's transfer agent. No Sales Load will be paid to the Soliciting Dealer for the investment of dividends or other distributions in additional Shares. A qualified broker or dealer is a broker or dealer which is registered with the Securities and Exchange Commission under the

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1 Unless shortened or extended.
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Securities Exchange Act of 1934, as amended (the "Exchange Act") and a member in good standing the National Association of Securities Dealers, Inc. ("NASD") at all times during the period covered by this Agreement.

     The Trust has agreed that such Sales Loads payable to the undersigned Soliciting Dealer shall be paid out of the proceeds from the purchase of Shares. Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the Conduct Rules of the NASD and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. The Soliciting Dealer understands that the Trust's registration statement is not currently effective and is not expected to be declared effective until shortly prior to the Subscription Period and effectiveness may occur in a later calendar month than contemplated on the date of this Agreement.

     Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Trust or counsel to the Distributor, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid a Sales Load with respect to Shares purchased for its own account or for the account of any affiliate of the Soliciting Dealer, except that the Distributor shall receive the Sales Load with respect to Shares purchased for its own account provided that, at the time of purchase by the Distributor, the Distributor has received from its customers outstanding orders for the purchase of such Shares. No Soliciting Dealer or any other person is authorized by the Trust or the Distributor to give any information or make any representations in connection with the Offering other than those contained in the Prospectus and other authorized sales materials furnished by the Distributor. No Soliciting Dealer is authorized to act as agent of the Trust or the Distributor in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers as partners with the Distributor or with one another, or agents of the Distributor or of the Trust, or create any association between such parties, nor shall it render the Distributor or the Trust liable for the obligations of any Soliciting Dealer.

     Shares may be offered for sale and sold by the Soliciting Dealer only at the applicable public offering price. The Soliciting Dealer understands that neither the Trust nor the Distributor has any obligation or intention to purchase any Shares from the Soliciting Dealer at any price, except that the Trust intends to make quarterly repurchase offers as described in the Trust's prospectus. Any representation as to a tender offer by the Trust, other than that which is set forth in the Trust's then current prospectus, is expressly prohibited. The Soliciting Dealer hereby covenants that it (i) will not make a secondary market in any Shares of the Trust, (ii) will not purchase or hold such Shares in inventory for the purpose of resale in the open market, and (iii) will not repurchase such Shares in the open market. Except for sales and purchases from the Soliciting Dealer's retail customers, the Soliciting Dealer agrees to buy Shares only through the Distributor and not from any other sources and to sell Shares only to the Distributor or the Trust and not to any other purchasers.

     In order for a Soliciting Dealer to receive a Sales Load, the Trust's transfer agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, the order and full payment for such Shares. The Soliciting Dealer understands that Shares may only be traded through NSCC's Fund/Serv and held in a NSCC Network Level 1, Level 2 or Level 3 Account or in a broker-dealer house account. Sales Loads will only be paid

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after receipt by the Distributor of a properly completed and duly executed
Soliciting Dealer Agreement (or a facsimile thereof) and upon approval by the Distributor of each purchase order. Pursuant to the Distribution Agreement, Sales Loads are to be paid by the Trust, via the Trust's transfer agent on behalf of the Distributor, to the Soliciting Dealer at an address designated by the Soliciting Dealer below by October 17, 2000; provided, however, that if the Expiration Date is shortened or extended by any number of days, then such payment date shall be shortened or extended by the same number of days.

     During the Subscription Period, the Distributor will furnish to the Soliciting Dealer, without charge, reasonable quantities of the current offering prospectus of the Trust and sales material issued from time to time by the Distributor. The Soliciting Dealer will not alter such materials in any way or use any other material to market the Shares. All questions as to the form, validity and eligibility (including time or receipt) of this Soliciting Dealer Agreement will be determined by the Distributor, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Distributor shall determine. None of the Trust, the Distributor or the Trust's transfer agent or any other person will be under any duty to give notification to a Soliciting Dealer of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification. During the Subscription Period, the Soliciting Dealer agrees to transmit orders for the purchase of Shares through NSCC's Fund/Serv on a daily basis. Orders that have not been transmitted as of the Expiration Date will not be accepted by the Distributor.

     The acceptance of Sales Loads by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Trust that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares, it has complied with all the applicable requirements of all federal securities laws, the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of the NASD; (iii) in soliciting purchases of Shares, it has not published, circulated or used any advertisements, sales materials or other marketing materials other than the Prospectus and any other authorized sales material furnished by the Distributor;
(iv) it has not been authorized to give any information or make any representation not contained in the Prospectus; (v) it has not purported to act as agent of the Trust or the Distributor in any connection or transaction relating to the Offering; (vi) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vii) it is not affiliated with the Trust; (viii) it will not accept any Sales Load paid by the Trust's transfer agent on behalf of the Distributor with respect to Shares purchased by the Soliciting Dealer for its own account; (ix) it will not remit, directly or indirectly, any part of any Sales Load paid by the Trust's transfer agent on behalf of the Distributor pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offering; and (x) it has agreed to the amount of the Sales Loads and the terms and conditions set forth herein with respect to receiving such Sales Loads. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of Regulation M under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offering.

     The Soliciting Dealer agrees to indemnify, defend and hold harmless the Distributor and the Trust and their predecessors, successors, and affiliates, each current or former partner, officer, director, employee, shareholder or agent and each person who controls or is

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controlled by the Distributor from any and all losses, claims, liabilities, costs, and expenses, including attorneys' fees, that may be assessed against or suffered or incurred by any of them howsoever they arise, and as they are incurred, which relate in any way to: (i) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state) or alleged tort or breach of contract, related to the offer or sale by the Soliciting Dealer of Shares pursuant to this Agreement; or (ii) the breach by the Soliciting Dealer of any of it's representations and warranties specified herein or the Soliciting Dealer's failure to comply with the terms and conditions of this Agreement.

     By signing this Agreement, both the Distributor and the Soliciting Dealer warrant that they are members of the NASD, and agree that termination of such membership by either party at any time shall terminate this Agreement forthwith. Each party further agrees to comply with all rules and regulations of the NASD and specifically to observe the following provisions:

     (a) Neither the Distributor nor the Soliciting Dealer shall withhold placing customers' orders for Shares so as to profit itself as a result of such withholding.

     (b) The Distributor shall not purchase Shares from the Trust except for the purpose of covering purchase orders already received, and the Soliciting Dealer shall not purchase Shares of the Trust through the Distributor other than for investment, except for the purpose of covering purchase orders already received.

     The Soliciting Dealer shall be solely responsible for making all determinations pursuant to NASD Conduct Rule 2310 as to the suitability of Shares for each customer to whom it recommend Shares.

     Upon expiration of the Offering, no Sales Loads will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Prospectus.

     This Soliciting Dealer Agreement will be governed by the laws of the State of New York without reference to the choice of law principles thereof.

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     Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and (i) confirming that you are a member in good standing of the NASD and (ii) certifying that you will solicit the purchase of the Shares, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward an executed copy of this Soliciting Dealer Agreement to the Distributor, One Bush Street, San Francisco, California 90024. A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                        Very truly yours,

                                        Chase Securities, Inc.

                                        By: ____________________
                                            Name:
                                            Title:

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PLEASE COMPLETE THE INFORMATION BELOW:

ACCEPTED AND CONFIRMED BY SOLICITING DEALER

___________________________           ___________________________________
   Printed Firm Name                            Address

___________________________           ______________________________
   Authorized Signature               Area Code and Telephone Number

___________________________           ______________________________
   Name and Title                     Area Code and Facsimile Number

Dated: ____________________

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Payment of the Sales Load should be mailed by check to the following address:

___________________________

___________________________

___________________________

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